Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

William D. Baker

Senior Vice President, Finance and Operations, CFO

1-510-420-7512

wbaker@netopia.com

Netopia Reports First Quarter Results

Increased Profitability as Revenues Grow 46% Year-over-Year and 12% Sequentially

EMERYVILLE, Calif., January 20, 2004 — Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband gateways and service delivery software, today announced results for the first fiscal quarter ended December 31, 2003. Revenues for the first fiscal quarter ended December 31, 2003 were $28.6 million, a 46% increase from $19.6 million for the same period in the prior fiscal year, and a 12% increase from $25.5 million for the prior quarter ended September 30, 2003.

Net income on a GAAP basis for the first fiscal quarter was $1.1 million or $0.04 per diluted share, compared to a net loss of ($3.9) million or ($0.21) per share for the same period in the prior fiscal year, and compared to net income of $0.2 million or $0.01 per diluted share in the prior quarter ended September 30, 2003.

Non-GAAP income for the first fiscal quarter (which for the current period excludes amortization of intangible assets) was $1.5 million or $0.06 per diluted share, compared to a loss of ($2.4) million or ($0.13) per share for the same period in the prior fiscal year, and compared to net income of $0.5 million or $0.02 per diluted share in the prior quarter ended September 30, 2003.

“For the first fiscal quarter, we are reporting record revenues. As Netopia continues to deliver more products for residential users, we benefited from the year end promotions of several carrier customers to bring more broadband services to their subscribers,” said Alan Lefkof, Netopia’s president and CEO. “Both our profitability and cash generation increased substantially from the prior quarter. We believe that with our growing product and services portfolio and continued strong demand for broadband, we can continue to grow during the current fiscal year.”

Recent Announcements:

During the quarter, Netopia continued to enhance its broadband gateways and service delivery software offerings. Significant recent announcements include:

•	Netopia Introduces the World’s Smallest ADSL Smart Modem 1/13/2004

•	Netopia Introduces 3-D Reach Wi-Fi Starter Kits for DSL and Cable Subscribers 12/15/2003

•	Netopia and MegaPath Target Growing IP VPN Market by Delivering Frame Relay Displacement and Augmentation Services 12/8/2003

•	Netopia Launches Parental Controls Service for Carriers and Service Providers 12/3/2003

•	Netifice Selects Netopia 3-D Reach Wi-Fi Gateway For Distributed Enterprises 11/18/2003

•	Netopia Announces New ADSL Router with Integrated Dial Back-Up for Distributed Enterprise Applications 11/11/2003

•	Switzerland’s Leading ISP, Bluewin, Ships Netopia Wi-Fi ADSL Gateways 11/10/2003

•	Netopia’s 3-D Reach Wi-Fi Technology Scores Best in Independent Lab Test 10/27/2003

•	Netopia Enhances netOctopus Platform to Ease Deployment of 3-D Reach Wi-Fi and Hot Spot Networks 10/13/2003

•	Netopia Introduces New Wireless Installation Wizard that Delivers Hassle-Free Security for Wireless Networks 10/7/2003

•	Netopia Announces Acquisition of JadeSail Systems, Inc. 10/6/2003

Note:

Netopia will provide a live Webcast of the conference call for its first quarter earnings release. The conference call will take place at 5:00 p.m. Eastern time/2:00 p.m. Pacific time on Tuesday, January 20, 2004. To listen to the call, go to Netopia’s Web site, www.netopia.com, and click on the Webcast link. To listen to the telephone conference, dial 1-973-317-5319.

An archived recording of the conference call will be available on Netopia’s Web site for one year and, by telephone from January 20 – January 27, 2004. To hear the recording by telephone, dial 1-973-709-2089 and enter the pass code 323380, or go to Netopia’s Web site.

About Netopia

Netopia, Inc. is a market leader in broadband and wireless products and services that simplify and enhance broadband delivery to residential and business-class customers. Netopia’s offerings enable carriers and broadband service providers to improve their profitability with feature-rich DSL smart modems, routers and gateways, software that simplifies installation and reduces ongoing support needs, as well as value-added services to enhance their revenue generation. Netopia’s Wi-Fi CERTIFIED™ gateways include 3-D Reach™ technology delivering enhanced wireless range, security and performance.

Netopia’s DSL smart modems, routers and gateways come with a suite of installation wizards and support utilities that offer a comprehensive approach to installation, deployment, service provisioning, application setup, self-diagnostics and troubleshooting. Netopia provides value-added services with its server software platform, including the netOctopus® suite of gateway and PC management and customer support software solutions, as well as the Web eCommerce server software. netOctopus Desktop Support and eCare software enable broadband service providers and enterprises to support customers and devices by remotely viewing and operating the desktop or other device.

Netopia has established strategic distribution relationships with leading carriers and broadband service providers including BellSouth, Covad Communications, EarthLink, Eircom, France Telecom, Hong Kong Telecom/PCCW, MegaPath Networks, Netifice, SBC Communications, Swisscom, Telecom Italia and Verizon.

Headquartered in Emeryville, Calif., Netopia’s common stock trades on The Nasdaq Stock Market® under the symbol “NTPA.” Further information about Netopia can be obtained via phone 510-420-7400, fax 510-420-7601, or on the Web at www.netopia.com.

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Note regarding Unaudited Non-GAAP Consolidated Statements of Operations:

To supplement our Unaudited GAAP Consolidated Statements of Operations, Netopia uses non-GAAP measures of net income (loss) and income (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, because we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. The Unaudited Non-GAAP Consolidated Statements of Operations should not be considered in isolation or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The Unaudited Non-GAAP Consolidated Statements of Operations should be reviewed in conjunction with the schedule that provides a quantitative reconciliation of the differences between such statements and the financial information presented in accordance with generally accepted accounting principles.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Portions of this release that are not statements of historical fact may include forward-looking statements. Statements regarding Netopia, Inc.’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning product development, anticipated new products and customers, growth opportunities, and future operating results. Netopia’s actual results could differ materially. Factors that might cause a difference include, but are not limited to: Netopia’s continued ability to form key relationships for its broadband modems, routers and gateways, other Internet equipment and for its service delivery software products; its ability to enter into new distribution partnerships; its ability to develop new broadband modems, routers and gateways, other Internet equipment and service delivery software products in a timely manner; market acceptance of Netopia’s products; the pace of development and market acceptance of Netopia’s products and the market for broadband modems, routers and gateways, other Internet equipment and Web platform and service delivery software products generally; the highly competitive nature of Netopia’s markets and competitive pricing pressures; the uncertainties associated with international operations; intense competition from third parties offering competitive broadband modems, routers and gateways and other Internet equipment, and competitive Web platform and service delivery software products; and economic conditions generally. In addition, prior period-to-period comparisons of revenues are not necessarily indicative of period-to-period comparative revenues in future periods. Prospective and current investors are cautioned not to place undue reliance on any such forward-looking statements. Further, Netopia expressly disclaims any obligation to revise or update any of the forward-looking statements contained herein to reflect future events or developments after the date hereof. Netopia does not undertake to update any oral or written forward looking-statement that may be made by or on behalf of Netopia. For more information concerning Netopia and risk factors that may affect Netopia’s future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia’s public filings with the United States Securities and Exchange Commission, which are available by calling Netopia at 510-420-7516 or online at www.sec.gov.

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All company names, brand names and product names are trademarks of their respective holder(s).

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 2003 and 2002

Three months ended December 31,	2003	2002
	(in thousands; except per share amounts)
REVENUES:
Internet equipment	$23,946	$14,596
Web platform licenses and services	4,653	5,007

Total revenues	28,599	19,603

COST OF REVENUES:
Internet equipment	16,459	10,711
Web platform licenses and services	208	429

Total cost of revenues	16,667	11,140

GROSS PROFIT	11,932	8,463

OPERATING EXPENSES:
Research and development	3,961	3,983
Research and development project cancellation costs	—	606
Selling and marketing	5,315	5,661
General and administrative	1,251	1,428
Amortization of intangible assets	386	374
Restructuring costs	—	342

Total operating expenses	10,913	12,394

OPERATING INCOME (LOSS)	1,019	(3,931)

Other income (loss), net	168	(7)

Income (loss) before income taxes	1,187	(3,938)

Provision for income taxes	57	—

NET INCOME (LOSS)	$1,130	$(3,938)

Per share data, net income (loss):
Basic net income (loss) per share	$0.05	$(0.21)

Diluted net income (loss) per share	$0.04	$(0.21)

Shares used in basic per share calculation	22,236	18,906

Shares used in the diluted per share calculation	26,091	18,906

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 2003 and 2002

(See Below for Reconciliation to Unaudited GAAP Consolidated Statements of Operations*)

Three months ended December 31,	2003	2002
	(in thousands; except per share amounts)
REVENUES:
Internet equipment	$23,946	$14,596
Web platform licenses and services	4,653	5,007

Total revenues	28,599	19,603

COST OF REVENUES:
Internet equipment	16,459	10,711
Web platform licenses and services	208	429

Total cost of revenues	16,667	11,140

GROSS PROFIT	11,932	8,463

OPERATING EXPENSES:
Research and development	3,961	3,983
Selling and marketing	5,315	5,661
General and administrative	1,251	1,231

Total operating expenses	10,527	10,875

OPERATING INCOME (LOSS)	1,405	(2,412)

Other income (loss), net	168	(7)

Income (loss) before income taxes	1,573	(2,419)

Provision for income taxes	57	—

NON-GAAP INCOME (LOSS)	$1,516	$(2,419)

Per share data, non-GAAP income (loss):
Basic non-GAAP income (loss) per share	$0.07	$(0.13)

Diluted non-GAAP income (loss) per share	$0.06	$(0.13)

Shares used in basic per share calculation	22,236	18,906

Shares used in the diluted per share calculation	26,091	18,906

*	To supplement our Unaudited GAAP Consolidated Statements of Operations, Netopia uses non-GAAP measures of operating loss, net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. The Unaudited Non-GAAP Consolidated Statements of Operations should not be considered in isolation or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

The Unaudited Non-GAAP Consolidated Statements of Operations should be reviewed in conjunction with the following schedule that provides a quantitative reconciliation of the differences between such statements and the financial information presented in accordance with generally accepted accounting principles. The non-GAAP amounts set forth above have been adjusted to exclude the following:

Three months ended December 31,	2003	2002
	(in thousands; except per share amounts)
Net income (loss) including the effect of the non-GAAP adjustments	$1,516	$(2,419)
Amortization of intangible assets	386	374
Research and development project cancellation costs	—	606
Restructuring costs	—	342
Facility relocation costs	—	197

Net income (loss) - GAAP basis	$1,130	$(3,938)

Basic income (loss) per share - GAAP basis	$0.05	$(0.21)

Diluted income (loss) per share - GAAP basis	$0.04	$(0.21)

Shares used in basic per share calculation	22,236	18,906

Shares used in the diluted per share calculation	26,091	18,906

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2003 and September 30, 2003

	December 31, 2003	September 30, 2003*
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$26,423	$22,208
Trade receivables, net	18,148	16,755
Inventories, net	8,312	5,968
Prepaid expenses and other current assets	984	899

Total current assets	53,867	45,830
Furniture, fixtures and equipment, net	3,409	3,740
Intangible assets, net	7,058	6,235
Long-term investments	1,032	1,032
Deposits and other assets	1,045	1,105

TOTAL ASSETS	$66,411	$57,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$18,816	$17,133
Long-term liabilities	393	432

Total liabilities	19,209	17,565
Stockholders’ equity	47,202	40,377

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,411	$57,942

*	Derived from the audited consolidated balance sheet dated September 30, 2003 included in Netopia, Inc.’s 2003 Annual Report on Form 10-K.